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HSN, INC.

IMPORTANT SPECIAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 5:00 p.m., Eastern Time, on December __, 2017.

Vote by internet

- Go to **www.envisionreports.com/HSNI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

Proposal	For	Against	Abstain
1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2017 (as such agreement may be amended from time to time, the **merger agreement**), by and among HSN, Inc. **(HSNi)**, Liberty Interactive Corporation and Liberty Horizon, Inc.	☐	☐	☐
2. to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement/prospectus is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the HSNi special meeting to approve the proposal to adopt the merger agreement; and	☐	☐	☐
3. to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — HSN, Inc. Notice of Special Meeting of Stockholders 1 HSN Drive, St. Petersburg, FL 33729 Proxy Solicited by Board of Directors for Special Meeting — December , 2017, at 10:00 a.m. Eastern Time Rod R. Little and Arthur W. Singleton, or either of them (the Proxies), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of HSN, Inc. to be held on December , 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted upon appear on reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C

HSN, INC.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3

	For	Against	Abstain
1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2017 (as such agreement may be amended from time to time, the **merger agreement**), by and among HSN, Inc. **(HSNi)**, Liberty Interactive Corporation and Liberty Horizon, Inc.	☐	☐	☐
2. to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement/prospectus is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the HSNi special meeting to approve the proposal to adopt the merger agreement; and	☐	☐	☐
3. to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — HSN, Inc. Notice of Special Meeting of Stockholders 1 HSN Drive, St. Petersburg, FL 33729 Proxy Solicited by Board of Directors for Special Meeting — December , 2017, at 10:00 a.m. Eastern Time Rod R. Little and Arthur W. Singleton, or either of them (the Proxies), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of HSN, Inc. to be held on December , 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted upon appear on reverse side.)